UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 4, 2010

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Executive Bonus Plan

On May 4, 2010, Noranda Aluminum Holding Corporation (the “Company”) adopted the Senior Executive Bonus Plan, which is intended to be used primarily as the vehicle for annual incentive awards to the Company’s senior management. The Senior Executive Bonus Plan is a performance-based bonus plan under which our designated key executives, including our executive officers, are eligible to receive bonus payments with respect to a specified period (for example, our fiscal year). Bonuses generally will be payable under the Senior Executive Bonus Plan upon the attainment of pre-established performance goals. For 2010, executive officer bonuses earned under the previously-approved 2010 Annual Incentive Plan will be settled under the Senior Executive Bonus Plan, and the 2010 Annual Incentive Plan is deemed incorporated a sub-plan of the Senior Executive Bonus Plan for this purpose. The full text of the Senior Executive Bonus Plan is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

2010 Incentive Award Plan

On May 4, 2010, the Company adopted the 2010 Incentive Award Plan. The 2010 Incentive Award Plan is an omnibus incentive plan that will provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights, restricted stock awards, restricted stock unit awards, dividend equivalents, performance share awards, performance-based cash awards and stock payment awards. Under the 2010 Incentive Award Plan, 5.2 million shares of the Company’s common stock, par value $0.01 (“Common Stock”) are authorized and reserved for issuance. The full text of the plan is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	2010 Incentive Award Plan

10.2	Senior Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: May 10, 2010	By:	/S/ GAIL E. LEHMAN
Gail E. Lehman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	2010 Incentive Award Plan

10.2	Senior Executive Bonus Plan